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                                                                   Exhibit 11(b)
                             BLUE WAVE SYSTEMS INC.
                             (FORMERLY MIZAR, INC.)
                         COMPUTATION OF PER SHARE INCOME
                    (in thousands, except per share amounts)
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                                                                                        Nine Months Ended
                                                                                            March 31,
                                                                                         1998       1997
                                                                                       -------    -------
BASIC INCOME PER SHARE:
     Net income                                                                        $   335    $   118
                                                                                       =======    =======

     Weighted average shares outstanding                                                 5,097      4,961

Basic income per share                                                                 $  0.07    $  0.02
                                                                                       =======    =======


DILUTED INCOME PER SHARE:
     Weighted average shares outstanding                                                 5,097      4,961

     Effect of common stock equivalents:
               Options outstanding                                                         417        786
               Weighted average exercised options outstanding for portion of period,
                     net of equivalent shares purchased at average fair market value        55         --
               Effect of using option proceeds to repurchase common stock at
                     average fair market value                                            (179)      (177)
                                                                                       -------    -------
                                                                                           293        609
                                                                                       -------    -------
                                 Total common stock equivalents                          5,390      5,570
                                                                                       -------    -------

Diluted income per share                                                               $  0.06    $  0.02
                                                                                       =======    =======
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